UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 001-35214

DE	98-0200798
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL	32819
(Address of principal executive offices)	(zip code)

(407) 876-0279

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	Material Modification to Rights of Security Holders.

As previously reported on the Current Report on Form 8-K filed March 28, 2012 (“March 8-K”) by API Technologies Corp. (the “Company”), the Company’s Board of Directors and stockholders on March 22, 2012 approved the Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) and the Certificate of Designation of Series A Mandatorily Redeemable Preferred Stock of the Company (the “Certificate of Designation”) to authorize the issuance of the 1,000,000 shares of Series A Mandatorily Redeemable Preferred Stock. On May 16, 2012, the Company filed the Certificate of Amendment and the Certificate of Designation with the Secretary of State of Delaware.

Immediately following the filing of the Certificate of Amendment and the Certificate of Designation, on May 16, 2012, the Company issued 26,000 shares of Series A Mandatorily Redeemable Preferred Stock of the Company to Senator Sidecar Master Fund LP (“Senator”) upon conversion of the entire $26 million principal balance of the Convertible Subordinated Note dated March 22, 2012 issued by the Company to Senator (“Note”) in accordance with the Note Purchase Agreement dated March 22, 2012 by and between the Company and Senator (“Note Purchase Agreement”), as further described in the March 8-K. No interest was outstanding on the Note.

In accordance with the Certificate of Designation, the Series A Mandatorily Redeemable Preferred Stock will have certain rights, preferences and privileges. The following is a summary of the rights, preferences and privileges of the Series A Mandatorily Redeemable Preferred Stock. Capitalized terms not otherwise defined shall have the same meaning as provided for in the Certificate of Designation.

Ranking. The Series A Mandatorily Redeemable Preferred Stock will rank, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or winding-up (i) senior to the common stock (the “Common Stock”) and each other class of capital stock or series of preferred stock (the “Preferred Stock”) established by the Board of Directors, the terms of which expressly provide that such class or series ranks junior to the Series A Mandatorily Redeemable Preferred Stock; (ii) junior to all capital stock or series of Preferred Stock established by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Mandatorily Redeemable Preferred Stock; and (iii) on parity with all other classes of capital stock or series of Preferred Stock established by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Series A Mandatorily Redeemable Preferred Stock.

Voting. The holders of Series A Mandatorily Redeemable Preferred Stock will be entitled to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the other shares entitled to vote. The holders of Series A Mandatorily Redeemable Preferred Stock will have the right to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which the shares of Series A Mandatorily Redeemable Preferred Stock could be converted.

Dividends. Commencing on March 22, 2013, holders of Series A Mandatorily Redeemable Preferred Stock are entitled to receive cumulative dividends on the Liquidation Preference (initially $1,000 per share), computed on the basis of a 360-day year of twelve 30-day months at a rate equal to 6% per annum, compounded quarterly on the last day of each March, June, September and December. Accrued and unpaid dividends also will be paid on the date of any redemption or on any liquidation, dissolution or winding-up of the Company. Dividends will be paid in kind each quarter, by adding the amount of the accrued and unpaid dividend to the Liquidation Preference amount of each share of Series A Mandatorily Redeemable Preferred Stock (the “Accreted Dividend Amount”). The Accreted Dividend Amount will constitute part of the Liquidation Preference of each share of Series A Mandatorily Redeemable Preferred Stock as of each applicable quarterly dividend payment date and dividends shall begin to accrue on each Accreted Dividend Amount beginning on the date on which such amount is added to the Liquidation Preference amount of each share of Series A Mandatorily Redeemable Preferred Stock. However, all dividends due and payable on the date that the Liquidation Preference of a share of Series A Mandatorily Redeemable Preferred Stock becomes due and payable will be payable in cash on such date. Upon an Early Redemption Event (described below), dividends shall accrue while such event is continuing at the rate equal to the rate for the most recently issued actively traded ten year U.S. Treasury security, plus 10.0%.

Conversion. The Series A Mandatorily Redeemable Preferred Stock will be convertible at any time at the discretion of the holders into that number of shares of Common Stock equal to the Liquidation Preference being converted (plus any accrued dividends that have not yet been accreted to the Liquidation Preference), divided by the initial conversion price of $6.00 per share, which initial conversion price is subject to adjustments as described below. In addition, upon a Change of Control (as defined in the Note Purchase Agreement), the sale of all or substantially all of the assets of the Company or the occurrence of certain dilution events described below (a “Mandatory Redemption Event”), then the holders of Series A Mandatorily Redeemable Preferred Stock will have the right to receive upon conversion, in lieu of the Common Stock otherwise issuable, such shares of stock, securities or other property as would have been issued or payable upon such Mandatory Redemption Event had the shares of Series A Mandatorily Redeemable Preferred Stock been converted into Common Stock immediately prior to such Mandatory Redemption Event.

Adjustments to Conversion Price. The conversion price is subject to adjustment upon a stock split, stock dividend, reclassification or other similar event. In addition, if the Company makes a distribution of cash or other assets to holders of Common Stock, then the conversion price will be reduced by an amount equal to the fair market value of the assets distributed to the holders of Common Stock, divided by the number of shares of Common Stock as to which such distribution was made. Also, if the Company issues convertible securities or options to its Common Stock holders, then the holders of Series A Mandatorily Redeemable Preferred Stock will be entitled upon conversion of their shares of Series A Mandatorily Redeemable Preferred Stock to receive the number of such convertible securities or options that such holders would have been entitled to receive had their shares of Series A Mandatorily Redeemable Preferred Stock been converted into Common Stock on the date holders of Common Stock were entitled to such distribution.

Redemption. On March 22, 2019 (the “Redemption Date”), all of the outstanding shares of Series A Mandatorily Redeemable Preferred Stock are to be redeemed by the Company for the amount of the Liquidation Preference, plus any and all amounts owing to the holders of such redeemed shares pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

The Company may not redeem the Series A Mandatorily Redeemable Preferred Stock prior to the Redemption Date. If the Company attempts to so redeem prior to the Redemption Date, the holders of Series A Mandatorily Redeemable Preferred Stock will be entitled to an amount equal to 5% of the Liquidation Preference, plus all dividends that would have accreted to the Liquidation Preference at such time if such shares of Series A Mandatorily Redeemable Preferred Stock had not been redeemed prior to the Redemption Date, plus any accrued dividends that have not yet accreted to the Liquidation Preference to the date of redemption, plus all amounts owing to the holders pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

The Company must offer to redeem all of the shares of Series A Mandatorily Redeemable Preferred Stock upon a Mandatory Redemption Event. A holder of Series A Mandatorily Redeemable Preferred Stock may accept or reject the offer of redemption. The redemption amount in such event will be equal to an amount equal to 100% of Liquidation Preference, plus the Make Whole Amount (described below), plus all accrued dividends that have not yet been accreted to the Liquidation Preference through the date of redemption, plus all other amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

The amount of the Make Whole Amount is determined by the event that triggers the Mandatory Redemption Event. If the Mandatory Redemption Event occurs due to a Change of Control or an Early Redemption Event (as described below), then the Make Whole Amount will be equal to:

•	for the first 2 years following March 22, 2012, nothing, unless the Company is prohibited from redeeming shares or otherwise fails to redeem the shares, in which case the Make Whole Amount is equal to the Accreted Dividend Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 2 years (with an assumed dividend rate at 6%, compounded quarterly);

•	after March 22, 2014, but before March 22, 2015, an amount equal to the Accreted Dividend Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 24 months (with an assumed dividend rate at 6%, compounded quarterly); or

•	thereafter, an amount equal to the Accreted Dividend Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 36 months, with an assumed dividend rate at 6%, compounded quarterly, which will be deemed to be accreted to the Liquidation Preference on each dividend payment date occurring after the Redemption Date.

If the Mandatory Redemption Event occurs due to the sale of all or substantially all of the assets of the Company, then the Make Whole Amount will be equal to the Accreted Dividend Amount that would have accrued and been added to the Liquidation Preference starting with the next succeeding quarterly payment date and through the following 24 months, with an assumed dividend rate at 6%, compounded quarterly, which will be deemed to be accreted to the Liquidation Preference on each dividend payment date occurring after the Redemption Date.

If the Mandatory Redemption Event occurs due to a dilution event (as described below), then the Make Whole Amount will be equal to 10% of the Liquidation Preference, plus an amount equal to the Accreted Dividend Amount that would have accrued and been added to the Liquidation Preference if the Series A Mandatorily Redeemable Preferred Stock had not been redeemed prior to the Redemption Date.

A dilution event under the Certificate of Designation means if any time prior to the earlier of the 9 month anniversary of the Closing Date and the consummation of any issuance (or related issuances) of Common Stock by the Company otherwise permitted under the Note Purchase Agreement in which the Company receives net consideration of at least $20,000,000, the issuance by the Company, without the prior written consent of majority of the Liquidation Preference of the Series A Mandatorily Redeemable Preferred Stock (the “Required Holders”), in a transaction or series of related transactions of Common Stock in which the net consideration exceeds $20,000,000, unless the fair market value of the net consideration received by the Company is equal to or greater than the greater of $3.00 per share (as adjusted for stock splits, distributions, reclassifications and other similar events) and 80% of the fair market value of the Common Stock as of the date of such issuance. If the Company receives any consideration other than cash consideration in exchange for the issuance of shares of its Common Stock, the fair market value of the consideration received for such Common Stock must be reasonably and unanimously determined in good faith by the Company’s Board of Directors. “Fair market value” is generally the average of the closing bid price per share for the 15 trading days preceding the date of determination on the NASDAQ.

In addition, it is a dilution event if any shares of Series A Mandatorily Redeemable Preferred Stock are outstanding, and the Company, without the prior written consent of the Required Holders (i) issues any shares of Preferred Stock, or creates any new series or class of securities other than the Series A Mandatorily Redeemable Preferred Stock; (ii) becomes liable for any indebtedness in an aggregate principal amount in excess of $5,000,000 if the yield on such indebtedness exceeds the Interest Rate (as defined in the Note Purchase Agreement and as in effect after March 22, 2013) by more than 900 basis points; (iii) issues options at a price per share less than the fair market value per share of Common Stock; (iv) issues any convertible securities if the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the fair market value per share of Common Stock in effect on the date of issuance of such convertible securities; or (v) changes the amount of additional consideration payable to the Company upon the exercise of any options, the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any convertible securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution). A dilution event excludes the issuance of Common Stock (i) pursuant to the Company’s 2006 Equity Incentive Plan in an aggregate amount not exceeding 15% of the total number of shares of Common Stock issued and outstanding from time to time; (ii) upon conversion of the Company’s currently outstanding options that were not issued pursuant to the 2006 Equity Incentive Plan; (iii) upon exercise of warrants outstanding on March 22, 2012; and (iv) in connection with the Company’s exchangeable shares in connection with the Plan of Arrangement that the Company entered into in November 2006.

Early Redemption Upon Certain Events. If (a) the Company (i) defaults in its obligation to pay the amounts in connection with a redemption of the Series A Mandatorily Redeemable Preferred Stock and such default continues unremedied for three business days; (ii) breaches in material respect any of its representations or warranties contained in the Note Purchase Agreement, the Note or other document delivered in connection therewith; (iii) breaches certain covenants under the Note Purchase Agreement or other document delivered in connection therewith (subject to applicable grace periods); (iv) defaults (A) in any payment of any indebtedness in excess of $5,500,000 or (B) defaults in the observance of any condition or agreement in respect of any such indebtedness, and as a consequence of such default, such indebtedness becomes due and payable prior to its stated maturity; (v) commences certain bankruptcy or similar proceedings or has a bankruptcy or similar proceeding commenced against it that is not dismissed within the applicable grace period; or (b) a material provision of the Note Purchase Agreement, the Note or other agreement delivered in connection therewith ceases to be effective (each, an “Early Redemption Event”), then, in addition to other remedies available to a holder, each holder may cause the Company to redeem its Series A Mandatorily Redeemable Preferred Stock; provided that the event is a bankruptcy or similar proceeding, then the Company will be required to redeem the Series A Mandatorily Redeemable Preferred Stock without action on the part of the holders. The redemption payment in any such event is an amount equal to the Liquidation Preference, plus the Make Whole Amount, plus any accrued dividends that have not yet accreted to the Liquidation Preference as of the date of redemption, and plus all other amounts owing to the holder pursuant to the terms of the Note Purchase Agreement, the Note or any other document delivered in connection therewith.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to any senior securities, before any distribution or payment is made to the holders of any junior securities (including Common Stock), the holders of Series A Mandatorily Redeemable Preferred Stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders.

Protective Provisions. So long as any of the shares of the Series A Mandatorily Redeemable Preferred Stock are outstanding, the Company may not without first obtaining the prior written approval of the Required Holders amend the Certificate of Designation or reduce the number of shares of the Company’s preferred stock designated as Series A Mandatorily Redeemable Preferred Stock, or issue additional shares of Series A Mandatorily Redeemable Preferred Stock.

Transferability. The Series A Mandatorily Redeemable Preferred Stock is restricted stock and may not be transferred or sold except in accordance with the rules of the Securities and Exchange Commission.

The Certificate of Designation does not provide for preemptive rights for the holders of Series A Mandatorily Redeemable Preferred Stock.

The foregoing is not a complete summary of the terms of the Certificate of Designation, and reference is made to the complete text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2012, the Company filed the Certificate of Amendment with the Delaware Secretary of State to (i) increase the number of shares of common stock, par value $0.001 per share issuable by the Company to 250,000,000 shares from 100,000,000 shares; and (ii) authorize the issuance by the Company’s Board of Directors, from time to time, of up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On May 16, 2012, the Company also filed the Certificate of Designation with the Delaware Secretary of State to authorize the issuance of the 1,000,000 shares of Series A Mandatorily Redeemable Preferred Stock. The Certificate of Designation is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Both the Certificate of Amendment and the Certificate of Designation became effective upon filing with the Delaware Secretary of State.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company.

3.2	Certificate of Designation of Series A Mandatorily Redeemable Preferred Stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012	API TECHNOLOGIES CORP.

	By:	/s/ Phil Rehkemper
Phil Rehkemper
Executive Vice President and
Chief Financial Officer